Exhibit 10.1

MACY’S, INC.

AMENDED AND RESTATED 2009 OMNIBUS INCENTIVE COMPENSATION PLAN

Macy’s, Inc., a Delaware corporation (the “Company”), originally adopted the 2009 Omnibus Incentive Compensation Plan (the “Original Plan”), effective as of May 15, 2009 and hereby amends and restates the Original Plan in the form of this Amended and Restated 2009 Omnibus Incentive Compensation Plan (the “Plan”), effective as of the date on which the Plan is approved by the Company’s stockholders (the “Effective Date”).

1.  Purpose.    The purpose of this Plan is to attract and retain directors, officers and other key executives and employees of the Company and its Subsidiaries and consultants and advisors to the Company and its Subsidiaries, and to provide to such persons incentives for performance.

2.  Definitions.    In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

(a)         “Appreciation Right” means a right granted pursuant to Section 6 of the Plan and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b)        “Award” means a grant of an Incentive Award, an Option Right, an Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Performance Share or an Other Award pursuant to the terms of the Plan.

(c)         “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(d)        “Board” means the Board of Directors of the Company.

(e)         “Change in Control” means a Change in Control of the Company as defined in Section 12(a) of the Plan,

(f)         “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)        “Common Shares” means shares of common stock of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 14 of the Plan.

(h)         “Compensation Committee” means a committee appointed by the Board in accordance with the by-laws of the Company consisting of at least three directors who qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code, and who satisfy any applicable standards of independence under the federal securities and tax laws and the listing standards of the New York Stock Exchange (“NYSE”) or any other national securities exchange on which the Common Shares are listed as in effect from time to time.

(i)          “Covered Employee” means a Participant who is, or is determined by the Compensation Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(j)          “Date of Grant” means the date specified by the Compensation Committee on which an Award becomes effective, which may be on or after (but not before) the date on which the Compensation Committee takes action with respect thereto.

(k)         “Director” means a member of the Board.

(l)          “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Compensation Committee that sets forth the terms and conditions of the Award or Awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Compensation Committee, need not be signed by a representative of the Company or a Participant.

(m)        “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 6 of the Plan that is not granted in tandem with an Option Right.

(n)        “Immediate Family” has the meaning ascribed thereto in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(o)        “Incentive Award” means a cash award granted pursuant to Section 9 of the Plan that is based on Performance Criteria and that has a Performance Period of more than one year.

(p)        “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(q)        “Market Value per Share” means as of any particular date the closing sale price of a Common Share as reported on the NYSE or, if not listed on the NYSE, on any other national securities exchange on which the Common Shares are listed. If there is a regular public trading market for the Common Shares but the Common Shares are not traded as of any given date, the Market Value per Share means the closing price for a Common Share on the principal exchange on which the Common Shares are traded for the immediately preceding date on which the Common Shares were traded. If there is no regular public trading market for the Common Shares, the Market Value per Share of the Common Shares shall be the fair market value of a Common Share as determined in good faith by the Compensation Committee. The Compensation Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(r)         “Non-Employee Director” means a Director who is not an employee of the Company.

(s)         “Nonqualified Stock Options” means Option Rights other than Incentive Stock Options.

(t)         “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(u)        “Option Price” means the purchase price payable on exercise of an Option Right.

(v)        “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 5 of the Plan.

(w)       “Other Award” means an award granted pursuant to Section 10 of the Plan.

(x)         “Participant” means a person described in Section 4(a) of the Plan who is approved by the Compensation Committee pursuant to Section 4(b) of the Plan to receive an Award or Awards under the Plan.

(y)        “Performance Criteria” means the measurable performance objective or objectives established pursuant to the Plan in relation to grants of Awards pursuant to the Plan. Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Company’s Subsidiaries, divisions, segments, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Performance Criteria may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves.  The Compensation Committee may grant Awards subject to Performance Criteria that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards.

(z)         “Performance Goal” means, for a Performance Period, the level of performance, whether absolute or relative, established by the Compensation Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Criteria.

Performance Goal(s) designated by the Compensation Committee may be expressed with respect to the Company’s performance or the performance of one or more of the Company’s Subsidiaries, divisions, segments, departments, regions, functions or other organizational units within the Company or its Subsidiaries, and may be expressed in terms of dollars or rates, dollars or growth, absolute levels or percentages or ratios expressing relationships between two or more of the Performance Criteria, period-to-period changes, relative to business plans or budgets, or relative to one or more other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies or one or more indices.

Unless otherwise provided for in an applicable Evidence of Award, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria and/or Performance Goal(s) unsuitable, the Compensation Committee may in its discretion modify such Performance Criteria and/or Performance Goal(s), in whole or in part, as the Compensation Committee deems appropriate and equitable, including to exclude the effects of asset impairments, restructurings, acquisitions, divestitures, other unusual or non-recurring items, store closing costs, unplanned material tax law changes and/or assessments and the cumulative effect of tax or accounting changes, as applicable. Performance Criteria and Performance Goal(s) may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(aa)      “Performance Period” means one or more periods of time as the Compensation Committee may designate over which the attainment of one or more Performance Criteria and Performance Goal(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award with respect thereto. A Performance Period may overlap with prior and subsequent Performance Periods, and the commencement or conclusion of a Performance Period may coincide with the commencement or conclusion of another Performance Period.

(bb)      “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 9 of the Plan.

(cc)       “Prior Plans” means both the Company’s 1995 Executive Equity Incentive Plan (As Amended and Restated as of June 1, 2007) (the “1995 Plan”) and the Company’s 1994 Stock Incentive Plan (As Amended and Restated as of June 1, 2007) (the “1994 Plan”).

(dd)      “Qualified Performance-Based Award” means any Award or portion of an Award to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(ee)       “Restricted Stock” means Common Shares granted or sold pursuant to Section 7 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 7 of the Plan has expired.

(ff)        “Restricted Stock Unit” means an award made pursuant to Section 8 of the Plan.

(gg)      “Restriction Period” means the period of time during which Restricted Stock or Restricted Stock Units may be subject to restrictions, as provided in Section 7 and Section 8 of the Plan.

(hh)      “Rule 16b-3” means Rule 16b-3 (or any successor rule substantially to the same effect) promulgated under the Exchange Act, as in effect from time to time.

(ii)         “Spread” means the excess of the Market Value per Share of the Common Shares on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(jj)        “Subsidiary” has the meaning specified in Rule 405 promulgated under the Securities Act of 1933, as amended (or in any successor rule substantially to the same effect).

(kk)      “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 6 of the Plan that is granted in tandem with an Option Right.

3.  Shares and Cash Available Under the Plan.

(a)       Maximum Shares Available Under the Plan.

(i)          Subject to adjustment as provided in Section 14 of the Plan, a total of 51,000,000 Common Shares shall be authorized for grant under the Plan less one Common Share for every one Common Share that was subject to an option or stock appreciation right granted after January 31, 2009 under the Prior Plans and 1.75 Common Shares for every one Common Share that was subject to an award other than an option or stock appreciation right granted after January 31, 2009 under the Prior Plans. Any Common Shares that are subject to Option Rights or Appreciation Rights shall be counted against this limit as one Common Share for every one Common Share subject to such Option Rights or Appreciation Rights, and any Common Shares that are subject to Awards other than Option Rights or Appreciation Rights shall be counted against this limit as 1.75 Common Shares for every one Common Share subject to such other Awards. Common Shares issued under this Plan may be shares of original issuance, treasury shares, other shares or a combination of the foregoing. No Awards have been granted or will be granted under the Prior Plans after the May 15, 2009 effective date of the Original Plan.

(ii)         If (A) any Common Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (B) after January 31, 2009, any Common Shares subject to an award under the Prior Plans are forfeited, or an award under the Prior Plans expires or is settled for cash (in whole or in part), the Common Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3(a)(iv) of the Plan. Notwithstanding anything to the contrary contained herein, the following Common Shares shall not be added to the Common Shares authorized for grant under Section 3(a)(i) of the Plan: (X) Common Shares tendered by the Participant or  withheld by the Company in payment of the Option Price or the purchase price of an option granted under the Prior Plans, or to satisfy any tax withholding obligation with respect to Awards or awards granted under the Prior Plans, (Y) Common Shares subject to an Appreciation Right or a stock appreciation right granted under the Prior Plans that are not issued or transferred in connection with its stock settlement on exercise thereof and (Z) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights or options granted under the Prior Plans.

(iii)        Common Shares issued or transferred under Awards granted in connection with the assumption of or substitution or exchange for previously granted awards made by an entity acquired by the Company pursuant to a merger, acquisition or similar transaction (“Substitute Awards”) shall not reduce the Common Shares authorized for grant under the Plan, nor shall Common Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in Section 3(a)(ii) of the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, to reflect the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Common Shares authorized for grant under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or combination.

(iv)        Each Common Share that again becomes available for grant pursuant to this Section 3 shall be added back as (A) one Common Share if such Common Share was subject to an Option Right or Appreciation Right granted under the Plan or an option or stock appreciation right granted under the Prior Plans, and (B) as 1.75 Common Shares if such Common Share was subject to an Award other than an Option Right or Appreciation Right granted under the Plan or an award other than an option or stock appreciation right granted under the Prior Plans.

(v)         Subject to adjustment as provided in Section 14 of the Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 30,000,000 Common Shares.

(b)         Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in the Plan, to the contrary, and subject to adjustment as provided in Section 14 of the Plan:

(i)          No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 2,000,000 Common Shares during any fiscal year of the Company;

(ii)         No Participant will be awarded Qualified Performance-Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Other Awards, in the aggregate, for more than 1,000,000 Common Shares during any fiscal year of the Company;

(iii)        No Participant will, for any Performance Period, receive a Qualified Performance-Based Award that is an Incentive Award having an aggregate maximum value in excess of $6,000,000; and

(iv)        Notwithstanding any provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the Date of Grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director under this Plan during any single fiscal year of the Company shall not exceed $350,000.  However, such limit shall not apply to any Award granted pursuant to a Non-Employee Director’s voluntary election to receive Common Shares in lieu of cash fees.

4.  Participants.    Participants shall be determined as follows:

(a)       The individuals who are eligible to receive Awards hereunder shall be limited to officers, executives, or other employees of the Company or any one or more of its Subsidiaries, persons who have agreed to commence serving in any of such capacities, Non-Employee Directors of the Company and consultants and advisors who provide services to the Company or any one or more of its Subsidiaries (provided that such consultants and advisors satisfy the Securities and Exchange Commission (“SEC”) Form S-8 requirements for consultants and advisors).

(b)       From time to time, the Compensation Committee shall, in its sole discretion, but subject to all of the provisions of the Plan, determine which of the persons described in Section 4(a) of the Plan are approved to receive an Award or Awards under the Plan, as well as the size, terms, conditions and/or restrictions of such Award or Awards.

(c)        The Compensation Committee may approve the grant of Awards subject to differing terms, conditions and/or restrictions to any person described in Section 4(a) of the Plan in any year. The Compensation Committee’s decision to approve the grant of an Award to a Participant in any year shall not require the Compensation Committee to approve the grant of an Award to that person in any other year or to any other person in any year; nor shall the Compensation Committee’s decision with respect to the size, terms, conditions and/or restrictions of any Award to be made to a Participant in any year require the Compensation Committee to approve the grant of an Award of the same size or with the same terms, conditions and/or restrictions to such person in any other year or to any other person in any year. The Compensation Committee shall not be precluded from approving the grant of an Award to any person described in Section 4(a) of the Plan solely because such person may previously have been granted an Award.

5.  Option Rights.    The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant to Participants of options to purchase Common Shares in accordance with the following provisions:

(a)       Each grant of Option Rights will specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of the Plan, and the term during which the Option Rights will exist, which shall not exceed ten years from the Date of Grant.  Notwithstanding the foregoing, in the event that on the last business day of the term of an Option Right, other than an Incentive Stock Option, (i) the exercise of the Option Right is prohibited by applicable law or (ii) Common Shares may not be purchased or sold by certain employees or Directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, in each case to the extent any extension would not constitute the extension of a stock right under Section 409A of the Code.

(b)       Except with respect to Substitute Awards, each grant will specify an Option Price per share, which may not be less than the Market Value per Share as of the Date of Grant.

(c)       Each grant will specify whether the Option Price is payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares already owned by the Optionee having a value as of the time of exercise as determined by the Compensation Committee or in accordance with the applicable Evidence of Award, equal to the total Option Price, (iii) by a combination of such methods of payment, (iv) through broker facilitated cashless exercise procedures acceptable to the Compensation Committee or (v) by such other methods as may be approved by the Compensation Committee.

(d)       To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e)       Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)        Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of an Optionee, a Change in Control, or a hardship or other special circumstances affecting an Optionee.

(g)       Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Nonqualified Stock Options, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who are “employees” (under Section 3401(c) of the Code) of the Company or a subsidiary of the Company (under Section 424 of the Code).

(h)       Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Compensation Committee may approve, except that in no event will any such Evidence of Award include any provision prohibited by the terms of the Plan.

(i)         No grant of Option Rights may provide for dividends, dividend equivalents or other similar distributions to be paid on such Option Rights.

6.  Appreciation Rights.

(a)       The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, also authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Compensation Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)       Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)          Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may retain for the Compensation Committee the right to elect among those alternatives.

(ii)         Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Compensation Committee at the Date of Grant.

(iii)        Any grant may specify waiting periods before exercise and permissible exercise dates or periods and may provide for the earlier exercise of such Appreciation Rights in the event of the retirement, death or disability of a Participant, a Change in Control, or a hardship or other special circumstances affecting a Participant.

(iv)        Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Compensation Committee may approve, except that in no event will any such Evidence of Award include any provision prohibited by the terms of the Plan.

(v)         No grant of Appreciation Rights may provide for dividends, dividend equivalents or other similar distributions to be paid on such Appreciation Rights.

(c)         Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

(d)         Regarding Free-Standing Appreciation Rights only:

(i)          Except with respect to Substitute Awards, each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)         Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)        No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.  Notwithstanding the foregoing, in the event that on the last business day of the term of an Appreciation Right, (i) the exercise of the Appreciation Right is prohibited by applicable law or (ii) Common Shares may not be purchased or sold by certain employees or Directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, in each case to the extent any extension would not constitute the extension of a stock right under Section 409A of the Code.

7.  Restricted Stock.    The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, also authorize the grant or sale of Restricted Stock to Participants in accordance with the following provisions:

(a)        Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture, restrictions on transfer and other provisions provided below.

(b)        Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant.

(c)         If the Compensation Committee has designated the Common Shares covered by a grant of Restricted Stock as “Performance Restricted Stock” (“Performance Restricted Stock”), then the Compensation Committee shall establish, at the Date of Grant, the Performance Period, Performance Goal(s) and Performance Criteria that would determine the extent to which restrictions set forth in Section 7(a) of the Plan shall lapse on any specified date; provided, however, that except with respect to grants to Non-Employee Directors, restrictions relating to Performance Restricted Stock may not terminate sooner than one year from the Date of Grant.

(d)         Each such grant or sale will provide that the Restricted Stock covered thereby that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a Restriction Period to be determined by the Compensation Committee at the Date of Grant or upon achievement of Performance Goal(s) referred to in Section 7(c) of the Plan. If the elimination of restrictions is based only on the passage of time rather than the achievement of Performance Goal(s), the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on an annual basis, as determined by the Compensation Committee at the Date of Grant; provided, however, that the provisions of this sentence will not apply to grants to Non-Employee Directors.

(e)         Each such grant or sale will provide that during the Restriction Period, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed in or pursuant to the Evidence of Award  (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(f)          Notwithstanding anything to the contrary contained in this Plan, any grant of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability of a Participant, or Change in Control, or a hardship or other special circumstances affecting a Participant.

(g)        Any grant of Restricted Stock may require that any or all dividends or other distributions paid on such Restricted Stock during the Restriction Period be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying Award; provided, however, that dividends or other distributions on Performance Restricted Stock shall be deferred and held in escrow or reinvested in additional shares of Performance Restricted Stock until the achievement of the applicable Performance Goal(s).

(h)        Any grant of Restricted Stock made to a newly hired Participant to replace forfeited awards granted by such Participant’s prior employer and grants of Restricted Stock that are a form of payment of earned performance awards or other incentive compensation may provide for a minimum vesting period of one year.

(i)          Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Compensation Committee may approve, except that in no event will any such Evidence of Award include any provision prohibited by the terms of the Plan. Restricted Stock may be evidenced in such manner as the Compensation Committee shall determine. Unless otherwise directed by the Compensation Committee, (i) certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Restricted Stock, and (ii) uncertificated shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

8.  Restricted Stock Units.    The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, also authorize the granting of Restricted Stock Units to Participants in accordance with the following provisions:

(a)       Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon or after vesting of the Restricted Stock Unit equal to the Market Value per Share of a Common Share as of the Date of Grant, the vesting date or such other date subsequent to the Date of Grant as determined by the Compensation Committee at the Date of Grant. The Compensation Committee may, at the Date of Grant, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Compensation Committee may provide for the settlement of Restricted Stock Units in cash, in Common Shares, or in any combination thereof.

(b)       Each such grant may be made without additional consideration.

(c)       If the Compensation Committee has designated a Restricted Stock Unit as a “Performance Restricted Stock Unit” (a “Performance Restricted Stock Unit”), then the Compensation Committee shall establish, at the Date of Grant, the Performance Period, Performance Goal(s) and Performance Criteria that would determine the extent to which restrictions set forth in Section 8(a) of the Plan shall lapse on any specified date; provided, however, that except with respect to grants to Non-Employee Directors, restrictions relating to Performance Restricted Stock Units may not terminate sooner than one year from the Date of Grant.

(d)       Each such grant will provide that the Restricted Stock Unit covered thereby will be subject to one or more vesting conditions for a Restriction Period to be determined by the Compensation Committee at the Date of Grant or upon achievement of Performance Goal(s) referred to in Section 8(c) of the Plan. If the elimination of restrictions is based only on the passage of time rather than the achievement of Performance Goal(s), the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on an annual basis, as determined by the Compensation Committee at the Date of Grant; provided, however, that the provisions of this sentence will not apply to grants to Non-Employee Directors.

(e)       Each such grant will provide that the transferability of the Restricted Stock Units will be prohibited during the Restriction Period. During the Restriction Period, the Participant shall not have any rights of ownership in the Common Shares subject to the Restricted Stock Units, and shall not have any right to vote such Common Shares. The Compensation Committee may, on or after the Date of Grant, authorize the payment of dividend equivalents on such Common Shares in cash or additional Common Shares on a current, deferred or contingent basis; provided, however, that dividend equivalents on Performance Restricted Stock Units shall be deferred and held in escrow or deemed reinvested in additional Performance Restricted Stock Units until the achievement of the applicable Performance Goal(s).

(f)        Any grant of Restricted Stock Units made to a newly hired Participant to replace forfeited awards granted by such Participant’s prior employer and grants of Restricted Stock Units that are a form of payment of earned performance awards or other incentive compensation may provide for a minimum vesting period of one year.

(g)       Notwithstanding anything to the contrary contained in the Plan, any grant of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability of a Participant, a Change in Control, or a hardship or other special circumstances affecting a Participant.

(h)        Each issuance or transfer of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Compensation Committee may approve, except that in no event will any such Evidence of Award include any provision prohibited by the terms of the Plan.

9.  Incentive Awards and Performance Shares.    The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, also authorize the granting of Incentive Awards and Performance Shares that will become payable to a Participant upon achievement of specified Performance Goal(s) during the Performance Period in accordance with the following provisions:

(a)        Each grant will specify either the number of Common Shares, or amount of cash, payable with respect to Incentive Awards or Performance Shares to which it pertains, which number or amount payable may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award of Incentive Awards or Performance Shares (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the Qualified Performance-Based Award under Code Section 162(m).

(b)        The Performance Period with respect to each Incentive Award or Performance Share will be such period of time (not less than one year unless otherwise determined by the Compensation Committee in the case of Performance Shares) as will be determined by the Compensation Committee at the time of grant, which Performance Period may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant, a Change in Control, or a hardship or other special circumstances affecting a Participant.

(c)        Any grant of Incentive Awards or Performance Shares will specify Performance Criteria and Performance Goal(s) that, if achieved, will result in payment or early payment of the Award and may set forth a formula for determining the number of Common Shares, or amount of cash, payable with respect to Incentive Awards or Performance Shares that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Performance Goal(s).

(d)        Each grant will specify the time and manner of payment of Incentive Awards or Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and will retain in the Compensation Committee the right to elect among those alternatives.

(e)         Any grant of Incentive Awards or Performance Shares may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Compensation Committee at the Date of Grant.

(f)          The Compensation Committee may at the Date of Grant of Performance Shares provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents on Performance Shares shall be deferred and held in escrow or reinvested in additional Performance Shares until the achievement of the applicable Performance Goal(s).

(g)         Each grant of Incentive Awards and Performance Shares will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with the Plan, as the Compensation Committee may approve, except that in no event will any such Evidence of Award include any provision prohibited by the terms of the Plan.

10.  Other Awards.

(a)          The Compensation Committee may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of, specified Subsidiaries or affiliates or other business units of the Company. The Compensation Committee shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Compensation Committee shall determine.

(b)          Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c)          The Compensation Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Compensation Committee in a manner that complies with Section 409A of the Code.

(d)          Share-based awards pursuant to this Section 10 are not required to be subject to any minimum vesting period.

(e)          The Compensation Committee may at the Date of Grant of share-based other awards provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents on share-based other awards subject to the achievement of Performance Goal(s) shall be deferred and held in escrow or reinvested until the achievement of the applicable Performance Goal(s).

11.  Qualified Performance-Based Award

(a)        The Compensation Committee may determine, at the time of grant of any Award, to designate such Award as a Qualified Performance-Based Award (except such designation may not be required for Option Rights and Appreciation Rights that otherwise qualify for exemption under Code Section 162(m)).  When such Qualified Performance-Based Awards are granted, the Compensation Committee shall establish in writing (i) the Performance Criteria, (ii) the Performance Period, (iii) the Performance Goal(s) for determining the attainment of the Performance Criteria for the Performance Period, and (iv) any other conditions that the Compensation Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code.

(b)        The Performance Goals applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following Performance Criteria (including ratios or other relationships between one or more, or a combination, of the following Performance Criteria):

(i)          sales;

(ii)         comparable sales;

(iii)        sales per square foot;

(iv)        owned sales plus licensed sales or comparable owned sales plus licensed sales;

(v)         pre-tax income;

(vi)        gross margin;

(vii)       operating or other expenses;

(viii)      earnings before interest and taxes (EBIT);

(ix)        earnings before interest, taxes, depreciation and amortization (EBITDA);

(x)         EBITDA Margin;

(xi)        net income;

(xii)       earnings per share (either basic or diluted);

(xiii)      cash flow or net cash flow (as provided by or used in one or more of operating activities, investing activities and financing activities or any combination thereof);

(xiv)     return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity, including return on net assets, return on sales, return on equity and return on invested capital);

(xv)      stock price (appreciation, fair market value);

(xvi)     operating income;

(xvii)    revenue;

(xviii)   total shareowner return;

(xix)     customer satisfaction;

(xx)      gross margin return on investment;

(xxi)     gross margin return on inventory;

(xxii)    inventory turn;

(xxiii)   market share;

(xxiv)   leverage ratio;

(xxv)    coverage ratio;

(xxvi)   employee engagement;

(xxvii)  employee turnover;

(xxviii) strategic business objectives; and

(xxix)   strategic plan implementation.

(c)         Prior to settlement of a Qualified Performance-Based Award, the Compensation Committee shall certify, by resolution or other appropriate action in writing, the level of attainment of the Performance Goals.

12.  Change in Control Provisions.

(a)        Change in Control.  Except as otherwise provided in the applicable Evidence of Award, a “Change in Control” of the Company means the occurrence of any of the following events:

(i)      The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Voting Stock”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change of Control:

(A)    any acquisition of Voting Stock directly from the Company that is approved by a majority of the Incumbent Board (as defined in subsection (ii) below);

(B)    any acquisition of Voting Stock by any entity in which the Company, directly or indirectly, beneficially owns 50% or more ownership or other equity interest (a “CIC Subsidiary”);

(C)    any acquisition of Voting Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any CIC Subsidiary; or

(D)    any acquisition of Voting Stock by any Person pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below;

provided further, that:

(X)    if any Person is or becomes the beneficial owner of 30% or more of the Voting Stock as a result of a transaction described in clause (A) of this subsection (i), and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock, and after obtaining such additional beneficial ownership beneficially owns 30% or more of the Voting Stock, other than in an acquisition of Voting Stock directly from the Company that is approved by a majority of the Incumbent Board or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition will be treated as a Change in Control; and

(Y)    a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 30% or more of the Voting Stock as a result of a reduction in the number of shares of Voting Stock outstanding pursuant to a transaction or series of transactions approved by a majority of the Incumbent Board unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock, and after obtaining such additional beneficial ownership beneficially owns 30% or more of the Voting Stock, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; or

(ii)     Individuals who, on the Effective Date, constitute the Board of Directors of the Company (as modified by this subsection (ii), the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board on the Effective Date, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)    The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), unless, in each case, immediately following such Business Combination,

(A)    all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock,

(B)    no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Company or any CIC Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination, and

(C)    at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to any Award that is characterized as “non-qualified deferred compensation” within the meaning of Code Section 409A, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such Award unless such event would also constitute a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets of” the Company under Code Section 409A.

For the avoidance of doubt, except with respect to Section 12(a)(iv), any definition of “change in control” in an Evidence of Award shall provide that a change in control does not occur until consummation or effectiveness of a change in control of the Company and shall not provide that a change in control occurs upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company.

(b)        Impact on Certain Awards.  Unless otherwise provided in an Evidence of Award, the Compensation Committee shall have the right to provide that in the event of a Change in Control:

(i)      Option Rights and Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Market Value per Share as of the date of the Change in Control is less than the per Share Option Price or Base Price, and

(ii)     All Incentive Awards, Performance Shares and other performance-based Awards (collectively, “Performance Awards”) shall be

(A)  considered to be earned and payable based on achievement of Performance Goals or based on target performance (either in full or pro rata based on the portion of the Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed, or

(B)  converted into Restricted Stock or Restricted Stock Unit Awards based on achievement of Performance Goals or based on target performance (either in full or pro rata based on the portion of the Performance Period completed as of the date of the Change in Control) that are subject to Section 12(c).

(c)        Assumption or Substitution of Certain Awards.

(i)      Unless otherwise provided in an Evidence of Award, in the event of a Change in Control that is a Business Combination in which the successor company assumes or substitutes for an Option Right, Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Business Combination (or such other period set forth in the Evidence of Award, including prior thereto if applicable) and under the circumstances specified in the Evidence of Award:

(A)  Option Rights and Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for the period of time set forth in the Evidence of Award, but in no event beyond the end of the regularly scheduled term of such Option Rights or Appreciation Rights, unless the extension of the term provided for in Sections 5(a) and 6(d)(iii) applies,

(B)   the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and

(C)   the restrictions, limitations and other conditions applicable to any Other Awards shall lapse, and such Other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

For purposes of this Section 12(c)(i), an Option Right, Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Common Share-based Other Award shall be considered assumed or substituted for if following the Business Combination the Award confers the right to purchase or receive, for each Common Share subject to the Option Right, Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Common Share-based Other Award immediately prior to the Business Combination, the consideration (whether stock, cash or other securities or property) received in the transaction constituting the Business Combination by holders of Common Shares for each Common Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares);  provided, however, that if such consideration received in the transaction constituting a Business Combination is not solely common stock of the successor company, the Compensation Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option Right, Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Common Share-based Other Award, for each Common Share subject thereto, will be solely common stock of the successor company with a fair market value substantially equal to the per Share consideration received by holders of Common Shares in the transaction constituting a Business Combination.  The determination of whether fair market value is substantially equal shall be made by the Compensation Committee in its sole discretion and its determination shall be conclusive and binding.

(ii)           Unless otherwise provided in an Evidence of Award, in the event of a Change in Control that is a Business Combination in which the successor company does not assume or substitute for an Option Right, Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Business Combination:

(A)  those Option Rights and Appreciation Rights outstanding as of the date of the Business Combination that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable,

(B)   restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and

(C)   the restrictions, other limitations and other conditions applicable to any Common Share-based Other Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Common Share-based Other Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

13.  Transferability.

(a)         Except as otherwise determined by the Compensation Committee, no Award granted, issued, or transferred under the Plan will be transferable by the Participant otherwise than (i) upon death, by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, as that term is defined in the Code or the rules thereunder or in Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder, or (iii) to a fully revocable trust of which the Participant is treated as the owner for federal income tax purposes, and in no event will any such Award granted under the Plan be transferred for value.  Where transfer is permitted, references to “Participant” shall be construed, as the Compensation Committee deems appropriate, to include any permitted transferee to whom the Award is transferred.

(b)         Notwithstanding the provisions of Section 13(a) of the Plan, Awards will be transferable by a Participant who at the time of such transfer is eligible to earn “Long-Term Incentive (LTI) Awards” (“LTI Awards”) under the Company’s 1992 Incentive Bonus Plan, as amended (or any successor plan thereto) or the Senior Executive Incentive Compensation Plan (or any successor plan thereto) or to earn other long-term awards under another plan or program that limits eligibility to the same group as those who would otherwise have been eligible for such LTI Awards, or is a Non-Employee Director, without payment of consideration therefor by the transferee, to any one or more members of the Participant’s Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant’s Immediate Family or to one or more partnerships in which the only partners are members of the Participant’s Immediate Family); provided, however, that (i) no such transfer will be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Compensation Committee, (ii) any such transferee will be subject to the same terms and conditions hereunder as the Participant and (iii) in no event will any Award granted under the Plan be transferred for value.

(c)         The Compensation Committee may specify at the Date of Grant that part or all of the Common Shares that are to be issued by the Company upon the exercise of Option Rights or Appreciation Rights, that are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of the Plan, or that are to be issued by the Company upon payment under any grant of Restricted Stock Units, Performance Shares or Other Awards, will be subject to further restrictions on transfer.

14.  Adjustments.    The Compensation Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Other Awards granted hereunder, in the Option Price and Base Price applicable to outstanding Option Rights or Appreciation Rights, and in the kind of shares covered thereby and in Incentive Awards, as the Compensation Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, extraordinary cash dividend or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing; provided, however, that any adjustment which by reason of this Section 14 is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event, the Compensation Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Compensation Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of the Plan as the Compensation Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 14; provided, however, that any such adjustment to the number specified in Section 3(a)(v) of the Plan regarding Incentive Stock Options will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

15.  Fractional Shares.    The Company will not be required to issue any fractional Common Shares pursuant to the Plan. The Compensation Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

16.  Withholding Taxes.    To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, the Company shall, unless otherwise determined by the Compensation Committee, withhold such Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect (unless otherwise determined by the Compensation Committee), or the Compensation Committee may require the Participant, to satisfy the obligation, in whole or in part, by electing to have withheld, from the Common Shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Common Shares held by such Participant. The Common Shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in the Participant’s income. In no event will the fair market value of the Common Shares to be withheld or delivered pursuant to this Section 16 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

17.  Administration of the Plan.

(a)         This Plan will be administered by the Compensation Committee, except with respect to such matters that are required to be administered by the Board pursuant to the Company’s constituent documents (including the charter of the Compensation Committee), in which case, to the extent appropriate, references in the Plan to the Compensation Committee will be deemed to be references to the Board. The Compensation Committee may from time to time delegate all or any part of its authority under this Plan to any subcommittee thereof. To the extent of any such delegation, references in the Plan to the Compensation Committee will be deemed to be references to such subcommittee.

(b)         The Compensation Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Compensation Committee or any person to whom duties or powers have been delegated as aforesaid may employ one or more persons to render advice with respect to any responsibility the Compensation Committee or such person may have under the Plan. The Compensation Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Compensation Committee: (i) designate individuals to be recipients of Awards under this Plan or (ii) determine the size of any such Awards; provided, however, that (A) the Compensation Committee shall not delegate such responsibilities to any such officer for Awards granted to an individual who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Compensation Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares or aggregate amount of Incentive Awards such officer(s) may grant; and (C) the officer(s) shall report periodically to the Compensation Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

(c)         The Compensation Committee will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority from time to time to interpret this Plan and to adopt, amend, and rescind rules and regulations for implementing and administering this Plan. All such actions will be in the sole discretion of the Compensation Committee, and when taken, will be final, conclusive, and binding. Without limiting the generality or effect of the foregoing, the interpretation and construction by the Compensation Committee of any provision of this Plan or of any Evidence of Award or other agreement, notification or document evidencing the grant of any Award and any determination by the Compensation Committee pursuant to any provision of this Plan or of any such Evidence of Award or other agreement, notification or document will be final and conclusive. Without limiting the generality or effect of any provision of the certificate of incorporation of the Company, no member of the Compensation Committee will be liable for any such action or determination made in good faith.

(d)         The provisions of Sections 5, 6, 7, 8, 9 and 10 of the Plan will be interpreted as authorizing the Compensation Committee, in taking any action under or pursuant to this Plan, to take any action it determines in its sole discretion to be appropriate subject only to the express limitations therein contained and no authorization in any such Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Compensation Committee.

(e)         The existence of this Plan or any right granted or other action taken pursuant hereto will not affect the authority of the Compensation Committee or the Company to take any other action, including in respect of the grant or award of any option, security, or other right or benefit, whether or not authorized by this Plan, subject only to limitations imposed by applicable law as from time to time applicable thereto.

18.  Compliance with Section 409A of the Code.

(a)          To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)          Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c)          If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)          Notwithstanding any provision of the Plan or any Evidence of Award to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Compensation Committee reserves the right to make amendments to the Plan and any Evidence of Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19.  Amendments, Etc.   This Plan may be amended from time to time by the Board, but without further approval by the Company’s stockholders or such other approval as may be required by Rule 16b-3, no such amendment will (i) increase the maximum numbers of Common Shares issuable pursuant to Section 3(a) of the Plan or the maximum number of Common Shares that may be subject to Option Rights or Appreciation Rights granted to any Participant during any fiscal year of the Company, or the maximum number of Common Shares that may be granted as Qualified Performance-Based Awards of Restricted Stock or Performance Shares, or with respect to Qualified Performance-Based Awards of Restricted Stock Units during any fiscal year of the Company, or the maximum amount of any Incentive Award that may be awarded for any Performance Period pursuant to Section 3(b) of the Plan (except that adjustments and additions authorized by this Plan will not be limited by this provision) or (ii) cause Rule 16b-3 to become inapplicable to this Plan or to Awards granted, issued, or transferred hereunder during any period in which the Company has any class of equity securities registered pursuant to Section 13 or 15 of the Exchange Act. Further, if an amendment to the Plan must be approved by the Company’s stockholders in order to comply with applicable law or the rules of the NYSE or, if the Common Shares are not traded on the NYSE, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

20.  Repricing Prohibited.  Except in connection with a corporate transaction or event described in Section 14 of the Plan, the terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, and no outstanding Option Rights or Appreciation Rights may be cancelled in exchange for other Awards, or cancelled in exchange for Option Rights or Appreciation Rights with an Option Price or Base Price that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, or cancelled in exchange for cash, without stockholder approval. This Section 20 is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 14 of the Plan. Notwithstanding any provision of the Plan to the contrary, this Section 20 may not be amended without approval by the Company’s stockholders.

21.  Recoupment.  Any Evidence of Award may: (i) provide for recoupment by the Company of all or any portion of an Award or any gain related to an Award in the event of a restatement of the Company’s financial results; or (ii) include restrictive covenants, including, without limitation, non-competition, non-solicitation, non-disparagement and confidentiality conditions or restrictions, that the Participant must comply with during employment by the Company and/or within a specified period after termination as a condition to the Participant’s receipt or retention of all or any portion of an Award. In addition, all Awards and all benefits derived by a Participant from an Award shall be subject to recovery by the Company in such circumstances and on such terms and conditions as may be prescribed by the Compensation Committee at any time or from time to time pursuant to any policy adopted by the Company to ensure, or otherwise to ensure, compliance with any applicable law or rules and regulations promulgated by the SEC or any national securities exchange or national securities association on which the Common Shares may be traded to implement Section 10D of the Securities Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.  This Section 21 shall not be the Company’s exclusive remedy with respect to such matters. This Section 21 shall not apply after a Change in Control, unless otherwise specifically provided in the Evidence of Award or required by law or any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Common Shares may be traded.

22.  Non-U.S. Participants.    In order to facilitate the making of any grant or combination of grants under the Plan, the Compensation Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

23.  Miscellaneous.

(a)         Subject to applicable provisions of this Plan with respect to grants of Awards under the Plan, the Compensation Committee may grant Substitute Awards as described in Section 3(a)(iii) of the Plan.

(b)         The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)         Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any Common Shares covered by any Award until the date as of which he or she is actually recorded as the holder of such Common Shares upon the stock records of the Company.

(d)         Except with respect to Section 23(f), to the extent that any provision of the Plan or any Evidence of Award would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of the Plan or any Evidence of Award.

(e)         No Award under the Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Compensation Committee, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

(f)         Absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of the Plan or Awards granted hereunder.

(g)         The Compensation Committee may condition the grant of any Award or combination of Awards authorized under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)         If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Compensation Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(i)          This Plan will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. If any provision of this Plan is held to be invalid or unenforceable, no other provision of this Plan will be affected thereby.

(j)          If permitted by Section 409A of the Code and, in the case of a Qualified Performance-Based Award, Section 162(m) of the Code, in case of termination of employment by reason of death, disability, or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock or Restricted Stock Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer or Restriction Period has not lapsed, or any Incentive Awards, Performance Shares or Other Awards that have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 13(c) of the Plan, the Compensation Committee may, in its sole discretion, take such action as it deems equitable in the circumstances or in the best interests of the Company, including without limitation waiving or modifying any other limitation or requirement under any such Award.

24.  Effectiveness.    This Plan is effective as of the Effective Date. However, outstanding awards granted under the Original Plan or any Prior Plan prior to the Effective Date will continue unaffected following the Effective Date. No grant will be made under this Plan after May 14, 2019, but all grants made on or prior May 14, 2019 will continue in effect thereafter subject to the terms thereof and of either the Original Plan or this Plan, as applicable.